                                                              Exhibit 2.2

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

    AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("Amendment"), dated December 10, 1996, among TSI Merger Sub, Inc., a New York Corporation ("Newco"), Town Sports International, Inc., a New York Corporation (the "Company"), and the shareholders of the Company named on the signature page hereof.

    WHEREAS, the Company, Newco and certain shareholders and option holders of the Company have entered into an Agreement and Plan of Merger dated as of November 8, 1996 (the "Merger Agreement") whereby each of the parties thereto have approved the merger of Newco with and into the Company upon the terms and conditions set forth therein; and

    WHEREAS, the Company, Newco and the Sellers now desire to amend the Merger Agreement as provided herein;

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

    1. Except as otherwise defined in this Amendment, capitalized terms shall have the same meanings as set forth in the Merger Agreement.

    2. Unless specifically stated in this Amendment that certain words, phrases or provisions of the Merger Agreement shall be deleted, partially or in their entirety, the provisions of this Amendment shall be in addition to the terms and conditions of the Merger Agreement.

     3. Section 5.1(a) of the Merger Agreement is hereby amended by adding the following to the end of the first sentence thereof: "or such approval shall be obtained by means of the unanimous written consent of the shareholders".

    4. Section 6.2(e) is hereby amended by deleting the words "Whitman Breed Abbott & Morgan, special counsel to the Sellers," and replacing them with the words "Sucre, Arias, Castro & Reyes, counsel to Coranda S.A.,"

    5. Exhibit D of the Merger Agreement is hereby deleted in its entirety and is replaced with Exhibit D attached hereto.

    6. Except as provided for in this Amendment, all other terms and conditions of the Merger Agreement shall continue to be in full force and effect as provided for in the Merger Agreement. The Merger Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter contained herein and therein.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

TOWN SPORTS INTERNATIONAL, INC.                  TSI MERGER SUB, INC.

By: /s/ R.G. Pyle                                By: /s/ Stephen Edwards
    -------------                                    -------------------
Name: RG Pyle                                    Name: Stephen Edwards
Title: EVP                                       Title:  President


                             SHAREHOLDERS:

                             CORANDA S.A.



                             By:
                                --------------------------
                             Name:   Dr. Martin Karrer
                             Title:  Attorney-in-Fact


                             /s/ Gerarda de Orleans-Borbon
                             -----------------------------
                             Gerarda de Orleans-Borbon
this Amendment, constitutes the entire agreement between the parties with respect to the subject matter contained herein and therein.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

TOWN SPORTS INTERNATIONAL, INC.             TSI MERGER SUB, INC.

By:                                         By:
   ----------------------                      -----------------
Name:                                       Name:
Title:                                      Title:


                        SHAREHOLDERS:

                        CORANDA S.A.



                        By: /s/ Dr. Martin Karrer
                            ------------------------------
                        Name:   Dr. Martin Karrer
                        Title:  Attorney-in-Fact


                        ----------------------------------
                        Gerarda de Orleans-Borbon

                                                               EXHIBIT D
                         Town Sports International, Inc.

                            UNANIMOUS WRITTEN CONSENT

                                     of the

                               BOARD OF DIRECTORS

                          TO ACTION IN LIEU OF MEETING

                     Effective Date: As of October 31, 1996


    Pursuant to the provisions of Section 708(b) and 902 of the Business Corporation Law of the State of New York and consistent with the provisions of the Certificate of Incorporation and By-Laws of Town Sports
International, Inc., a New York corporation (hereinafter referred to as the "Corporation"), the undersigned, being all the members of the Board of Directors of the Corporation, hereby consent to the adoption of the following preambles and resolutions and to the taking of the actions contemplated thereby, in each case, with the same force and effect as if presented to and adopted at a meeting of the Board of Directors of the Corporation (capitalized terms used in this instrument without definition shall have the meanings attributed thereto in the Agreement and Plan of Merger (as defined below)):

         WHEREAS, it is advisable and in the best interests of the Corporation that it merge with TSI Merger Sub, Inc., a New York corporation (hereinafter referred to as "Newco") and that the Corporation continue as the surviving entity following such merger, pursuant to the terms and conditions set forth in the Agreement and Plan of Merger described below; and

         WHEREAS, in furtherance of the foregoing, it is advisable and in the best interests of the Corporation that it enter into and perform its obligations under that certain Agreement and Plan of Merger between the Corporation, its shareholders and option holders named on the signature page thereto, on the one hand, and Newco, on the other hand (hereinafter referred to as the "Merger Agreement");

         NOW THEREFORE, IT IS HEREBY

         RESOLVED, that the form, terms and conditions of the Merger Agreement, substantially in the form presented to the Board of Directors, be and the same hereby is, in all respects authorized and approved;

         RESOLVED, that the Chief Executive Officer, the President, any Executive Vice President, the Treasurer, or the Secretary of the Corporation, and any other person duly authorized to act in such capacity be, and each of them hereby is, designated an "Authorized Officer" for purposes of these resolutions, the Merger Agreement, and any other documents and instruments necessary, proper or convenient to implement or accomplish the transactions involved in, contemplated by or related to, any thereof;

         RESOLVED, that an Authorized Officer of the Corporation be, and each such Authorized Officer hereby is, severally authorized, empowered and directed, in the name and on behalf of the Corporation, to negotiate, on behalf of the Corporation and to execute and deliver the Merger Agreement with such changes, modifications, additions, deletions, amendments and/or supplements as shall be approved by him, the execution and delivery thereof to be conclusive evidence of the approval and the authority of such Authorized Officer;

         RESOLVED, that the Authorized Officers of the Corporation, be, and each of them hereby is, severally authorized, empowered and directed, to perform or to cause to be performed, in the name and on behalf of the Corporation or otherwise, such other acts, to pay or to cause to be paid on behalf of the Corporation such related expenses, and to execute and deliver or cause to be executed and delivered such other notices, requests, directions, consents, approvals, orders, applications, certificates, agreements, undertakings, supplements, amendments, further assurances or other instruments, documents or communications, under the corporate seal of the Corporation or otherwise, as they or any of them may deem to be necessary, advisable or convenient in order to carry into effect the intent of the foregoing resolutions or to comply with the requirements of the instruments approved and authorized by the foregoing resolutions or to effectuate fully the transactions contemplated by the foregoing resolutions, the execution and delivery thereof to be conclusive evidence of the approval and the authority of such Authorized Officer;

         RESOLVED, that any acts of any Authorized Officer of the Corporation which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts in the name and on behalf of the Corporation;

         RESOLVED, that the Merger Agreement and the merger and transactions contemplated thereby, taken together, are hereby deemed to be fair to and in the best interests of the shareholders of the Corporation;

         RESOLVED, that the Options shall be treated in accordance with
    Section 2.10 of the Merger Agreement subject to the approval of the holders of the Options;

         RESOLVED, that it is hereby recommended to the shareholders of the Corporation that such shareholders approve and authorize the Merger Agreement and the merger and transactions contemplated thereby in accordance with Section 903 of the Business Corporation Law; and

         RESOLVED, that the Secretary of the Corporation is hereby directed to file a copy of this instrument with the minutes of proceedings of the Corporation, as required by the Business Corporation Law.

This consent may be signed in counterparts, any of which may be by facsimile provided that the originally executed document is immediately thereafter forwarded to the secretary of the Corporation.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of date and year first written above.

                                  DIRECTORS:

                                  /s/ Harry Saint
                                  ----------------------------------------
                                  Harry Saint

                                  /s/ Alvaro De Orleans-Borbon
                                  ----------------------------------------
                                  Alvaro De Orleans-Borbon

                                  /s/ Gerarda De Orleans-Borbon
                                  ----------------------------------------
                                  Gerarda De Orleans-Borbon

                                  /s/ Robert Giardina
                                  ----------------------------------------
                                  Robert Giardina

                                  /s/ Paolo Mantegazza
                                  ----------------------------------------
                                  Paolo Mantegazza

                                  /s/ Dr. Thomas Farini
                                  ----------------------------------------
                                  Dr. Thomas Farini

                                  /s/ Mark Smith
                                  ----------------------------------------
                                  Mark Smith